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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                April 14, 1999

                                PHARMERICA, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                 0-20606                    11-2310352
----------------------------    ------------------------  ----------------------
(State or other jurisdiction    (Commission file Number)        (Employer
      of incorporation)                                   Identification Number)


                      175 Kelsey Lane, Tampa, Florida 33619
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                    (Address of principal executive offices)


                                 (813) 626-7788
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS.

         On April 16, 1999, PharMerica, Inc. and Bergen Brunswig Corporation announced that Bergen and PharMerica were named as defendants in a lawsuit commenced on April 14, 1999 by PMR Corp. in the Superior Court of California, San Diego County. The complaint seeks, among other things, an injunction enjoining Bergen from closing its proposed acquisition of PharMerica and general, special and punitive damages relating to alleged breaches of an agreement between PMR and a Bergen subsidiary.

         Bergen and PharMerica believe that PMR's claims are without merit and intend to vigorously contest the allegations in PMR's complaint. A hearing with respect to PMR's request for injunctive relief has been scheduled for April 20, 1999.

         Statements in this press release regarding future events constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such forward-looking statements. For example, because of the uncertainty of all litigation, there can be no assurance that Bergen and PharMerica will be successful defending against PMR's lawsuit. Certain additional risks associated with PharMerica and Bergen are set forth in reports that they have filed with the Securities and Exchange Commission, including Bergen's Annual Report on Form 10-K for the year ended September 30, 1998 and PharMerica's Annual Report on Form 10-K for the year ended December 31, 1998.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     PHARMERICA, INC.


                                     By: /s/ David Redmond
                                         ---------------------------------------
                                         David Redmond
                                         Chief Financial Officer

Date:    April 19, 1999






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